Exhibit 99.1

Analog Devices Reports Year-over-Year Revenue Growth at the High-End of Guidance, Strong Profit Conversion, and Substantial Debt Reduction in First Quarter 2018 Earnings

ADI Guides to Double-Digit Year-over-Year Revenue Increase in Second Quarter

NORWOOD, Mass.--(BUSINESS WIRE)--February 28, 2018--Analog Devices, Inc. (Nasdaq: ADI), today announced financial results for its 14-week first quarter of fiscal year 2018, which ended February 3, 2018.

“We continue to see broad-based momentum across our B2B markets,” said Vincent Roche, President and CEO. “In our first quarter, revenue from these markets once again increased double-digits year-over-year, led by our industrial and wireless communications sectors.”

“Looking ahead to the second quarter of fiscal 2018, we see continued strength in our business and are expecting revenue to be in the range of $1.43 billion to $1.51 billion; sequentially up on a 13-week basis and a double-digit increase compared to the year ago quarter.”

“We anticipate a continuation of market share gains thanks to our comprehensive portfolio and tight alignment with our customers on the innovations that will have the greatest impact on their businesses.”

ADI also announced that the Board of Directors has declared a quarterly cash dividend of $0.48 per outstanding share of common stock, representing an annual dividend per share of $1.92. The dividend will be paid on March 20, 2018 to all shareholders of record at the close of business on March 9, 2018.

Supplemental schedules relating to our first quarter fiscal 2018 financial results are also available on our investor site at investor.analog.com.

Results for the First Quarter of Fiscal Year 2018

  Revenue totaled $1.52 billion, down 1% sequentially and up 54% year-over-year
  GAAP gross margin of 68.2% of revenue; Non-GAAP gross margin of 71.0% of revenue
  GAAP operating margin of 26.7% of revenue; Non-GAAP operating margin of 41.7% of revenue
  GAAP diluted EPS of $0.71; Non-GAAP diluted EPS of $1.42

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the first quarter of fiscal 2018, as well as the immediately prior and year-ago quarters and year. Additional information on revenue by end market is provided on Schedule D.

Outlook for the Second Quarter of Fiscal Year 2018
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$1.43B to $1.51B	-	$1.43B to $1.51B
Gross Margin	68.0% to 68.5%	$44 million (1)	71.0% to 71.5%
Operating Expenses	$555 million to $565 million	$125 million (2)	$430 million to $440 million
Operating Margin	Approx. 29% to 31%	$169 million (1), (2)	Approx. 41.0% to 42.5%
Interest & Other Expense	Approx. $60 million	-	Approx. $60 million
Tax Rate	Approx. 7% to 9%	$6 million to $10 million (3)	Approx. 6% to 8%
Earnings per Share*	$0.87 to $1.01	$0.43 (4)	$1.30 to $1.44

* The sum of the individual per share amounts may not equal the total due to rounding.

(1) Excludes $44 million of costs comprised of the following:

  $35 million of recurring amortization of purchased intangible assets
  $8 million of recurring depreciation of step up value on purchased fixed assets
  $1 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology

(2) Excludes $125 million of costs comprised of the following:

  $107 million of recurring amortization of purchased intangible assets
  $8 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology
  $10 million of transaction and integration related costs associated with ADI’s acquisition of Linear Technology

(3) Excludes the tax effects of the reconciling adjustments noted in the two footnotes above.

(4) Includes $0.43, which represents the net impact of the non-GAAP adjustments noted above on a per share basis consisting of:

  acquisition-related expenses including amortization of purchased intangible assets, depreciation of step up value on purchased fixed assets, and the fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology ($0.42)
  acquisition-related transaction costs ($0.03)
  the effect on income tax of the prior items (-$0.02)

Conference Call Scheduled for Today, Wednesday, February 28, 2018 at 10:00 am ET
ADI will host a conference call to discuss first quarter fiscal 2018 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 5777769, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provide the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following item is excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring-Related Expense: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Amortization of Deferred Financing Costs: In the third quarter of fiscal 2016, in connection with the Linear Technology acquisition, the Company obtained bridge financing commitments and incurred financing fees which were to be amortized into interest expense over the term of the bridge financing commitments. In the first quarter of fiscal 2017, the Company replaced a portion of the bridge financing commitments with proceeds from the issuance of $2.1 billion of senior unsecured notes. As a result, the Company accelerated $7.2 million of the unamortized bridge financing commitment fees into interest expense. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP provision for income taxes and non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above. In the fourth quarter of 2017, the Company recorded a $10 million tax expense associated with a prior period tax liability. In the first quarter of fiscal 2018, in relation to the provisional impact of the Tax Cuts and Jobs Act of 2017, the Company recorded a provisional discrete tax charge of $687 million related to the mandatory deemed repatriation tax on foreign earnings and recorded a provisional discrete tax benefit of $640 million from remeasuring its US tax liabilities at the lower 21% statutory tax rate. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

About Analog Devices
Analog Devices (Nasdaq: ADI) is the leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected market share gains, operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products and expected benefits and synergies of the acquisition of Linear Technology Corporation (“Linear Technology”), including expected growth rates of the combined companies, expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in our estimates of our expected tax rate based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017; higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

Analog Devices, First Quarter, Fiscal 2018

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	1Q 18	4Q 17	1Q 17
	Feb. 3, 2018	Oct. 28, 2017	Jan. 28, 2017
Revenue	$1,518,624	$1,541,170	$984,449
Year-to-year change	54.3%	53.6%	27.9%
Quarter-to-quarter change	(1.5)%	7.5%	(1.9)%
Cost of sales (1)	483,434	535,145	335,945
Gross margin	1,035,190	1,006,025	648,504
Gross margin percentage	68.2%	65.3%	65.9%
Year-to-year change (basis points)	230	(110)	390
Quarter-to-quarter change (basis points)	290	1,180	(50)
Operating expenses:
R&D (1)	288,597	273,746	183,954
Selling, marketing and G&A (1)	176,908	185,721	130,659
Amortization of intangibles	107,019	98,348	18,160
Special charges	57,318	—	49,463
Total operating expenses	629,842	557,815	382,236
Total operating expenses percentage	41.5%	36.2%	38.8%
Year-to-year change (basis points)	270	530	210
Quarter-to-quarter change (basis points)	530	(370)	790
Operating income	405,348	448,210	266,268
Operating income percentage	26.7%	29.1%	27.0%
Year-to-year change (basis points)	(30)	(650)	170
Quarter-to-quarter change (basis points)	(240)	1,550	(860)
Other expense	66,494	66,546	32,959
Income before income tax	338,854	381,664	233,309
Provision for income taxes	70,682	34,014	16,180
Tax rate percentage	20.9%	8.9%	6.9%
Net income (2)	$268,172	$347,650	$217,129

Shares used for EPS - basic	369,093	368,043	308,786
Shares used for EPS - diluted	374,189	372,053	313,076

Earnings per common share - basic	$0.72	$0.94	$0.70
Earnings per common share - diluted	$0.71	$0.93	$0.69

Dividends paid per share	$0.45	$0.45	$0.42

(1) Includes stock-based compensation expense as follows:
Cost of sales	$4,221	$3,684	$1,944
R&D	$19,728	$16,546	$7,021
Selling, marketing and G&A	$13,953	$12,119	$7,564
(2) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net income by the income allocable to participating securities. Net income allocable to common shares used in the basic and diluted earnings per share calculation was $266,929 and $345,886 for the three months ended February 3, 2018 and October 28, 2017. There was no net income allocated to participating securities in the three months ended January 28, 2017.

Analog Devices, First Quarter, Fiscal 2018

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	1Q 18	4Q 17	1Q 17
	Feb. 3, 2018	Oct. 28, 2017	Jan. 28, 2017
Cash & short-term investments	$827,550	$1,047,838	$6,317,066
Accounts receivable, net	709,761	688,953	472,511
Inventories (1)	559,720	550,816	365,586
Other current assets	80,715	63,731	78,570
Total current assets	2,177,746	2,351,338	7,233,733
PP&E, net	1,115,417	1,107,304	628,924
Investments	65,093	57,410	48,690
Goodwill	12,224,141	12,217,455	1,677,399
Intangible assets, net	5,182,355	5,319,425	529,516
Other	88,563	88,362	85,109
Total assets	$20,853,315	$21,141,294	$10,203,371

Deferred income on shipments to distributors, net	$529,532	$473,972	$356,666
Other current liabilities	657,016	822,360	454,960
Debt, current	50,000	300,000	—
Long-term debt	7,384,856	7,551,084	3,805,400
Deferred income taxes	981,866	1,674,683	103,244
Other non-current liabilities (2)	902,266	157,655	176,670
Shareholders' equity	10,347,779	10,161,540	5,306,431
Total liabilities & equity	$20,853,315	$21,141,294	$10,203,371

(1) Includes $5,270, $5,373, and $2,553 related to stock-based compensation in 1Q18, 4Q17, and 1Q17, respectively.
(2) 1Q18 includes $691 million related to the one-time transition tax related to the Tax Cuts and Jobs Act of 2017.

Analog Devices, First Quarter, Fiscal 2018

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	1Q 18	4Q 17	1Q 17
	Feb. 3, 2018	Oct. 28, 2017	Jan. 28, 2017
Cash flows from operating activities:
Net Income	$268,172	$347,650	$217,129
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	56,415	56,298	34,379
Amortization of intangibles	142,050	133,438	19,947
Stock-based compensation expense	37,902	32,349	16,529
Cost of goods sold for inventory acquired	—	42,040	—
Other non-cash activity	6,762	7,748	13,071
Deferred income taxes	(691,496)	(62,344)	(7,055)
Changes in operating assets and liabilities	568,883	150,173	28,594
Total adjustments	120,516	359,702	105,465
Net cash provided by operating activities	388,688	707,352	322,594
Percent of revenue	25.6%	45.9%	32.8%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	—	—	(326,908)
Maturities of short-term available-for-sale investments	—	1	1,844,380
Sales of short-term available-for-sale investments	—	—	287,601
Additions to property, plant and equipment	(63,222)	(65,215)	(28,337)
Payments for acquisitions, net of cash acquired	—	—	(1,036)
Change in other assets	(1,278)	(2,717)	(5,946)
Net cash (used for) provided by investing activities	(64,500)	(67,931)	1,769,754

Cash flows from financing activities:
Proceeds from derivative instruments	—	—	3,904
Proceeds from debt	—	—	2,072,306
Debt repayments	(420,000)	(350,000)	—
Payments for deferred financing fees	—	—	(5,625)
Dividend payments to shareholders	(166,719)	(166,857)	(129,683)
Repurchase of common stock	(7,930)	(10,598)	(3,106)
Proceeds from employee stock plans	37,812	28,058	34,432
Contingent consideration payment	—	(1,764)	—
Change in other financing activities	8,811	(517)	2,221
Net cash (used for) provided by financing activities	(548,026)	(501,678)	1,974,449
Effect of exchange rate changes on cash	3,550	1,526	(666)

Net (decrease) increase in cash and cash equivalents	(220,288)	139,269	4,066,131
Cash and cash equivalents at beginning of period	1,047,838	908,569	921,132
Cash and cash equivalents at end of period	$827,550	$1,047,838	$4,987,263

Analog Devices, First Quarter, Fiscal 2018

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Feb. 3, 2018				Oct. 28, 2017	Jan. 28, 2017
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$743,623	49%	4%	87%	$715,146	$396,784
Automotive	252,170	17%	5%	76%	240,026	142,962
Consumer	238,506	16%	(24)%	(12)%	312,826	270,293
Communications	284,325	19%	4%	63%	273,172	174,410
Total Revenue	$1,518,624	100%	(1)%	54%	$1,541,170	$984,449
____________
* The sum of the individual percentages does not equal the total due to rounding.

Analog Devices, First Quarter, Fiscal 2018

Schedule E
Reconciliation of Non-GAAP to GAAP Revenue and Earnings Measures (In thousands, except per-share amounts)
(Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	1Q 18	4Q 17	1Q 17
	Feb. 3, 2018	Oct. 28, 2017	Jan. 28, 2017

GAAP Gross Margin	$1,035,190	$1,006,025	$648,504
Gross Margin Percentage	68.2%	65.3%	65.9%
Acquisition-Related Expenses	43,776	85,974	2,178
Non-GAAP Gross Margin	$1,078,966	$1,091,999	$650,682
Gross Margin Percentage	71.0%	70.9%	66.1%

GAAP Operating Expenses	$629,842	$557,815	$382,236
Percent of Revenue	41.5%	36.2%	38.8%
Acquisition-Related Expenses	(117,978)	(107,736)	(18,232)
Acquisition-Related Transaction Costs	(8,736)	(15,108)	(8,011)
Restructuring-Related Expense	(57,318)	—	(49,463)
Non-GAAP Operating Expenses	$445,810	$434,971	$306,530
Percent of Non-GAAP Revenue	29.4%	28.2%	31.1%

GAAP Operating Income/Margin	$405,348	$448,210	$266,268
Percent of Revenue	26.7%	29.1%	27.0%
Acquisition-Related Expenses	161,754	193,710	20,410
Acquisition-Related Transaction Costs	8,736	15,108	8,011
Restructuring-Related Expense	57,318	—	49,463
Non-GAAP Operating Income/Margin	$633,156	$657,028	$344,152
Percent of Non-GAAP Revenue	41.7%	42.6%	35.0%

GAAP Other Expense (Income)	$66,494	$66,546	$32,959
Percent of Revenue	4.4%	4.3%	3.3%
Amortization of Deferred Financing Costs	—	—	(7,214)
Non-GAAP Other Expense	$66,494	$66,546	$25,745
Percent of Non-GAAP Revenue	4.4%	4.3%	2.6%

GAAP Provision for Income Taxes	$70,682	$34,014	$16,180
Tax rate %	20.9%	8.9%	6.9%
Income Tax on Non-Discrete Tax Items Above	11,981	28,619	9,452
Income Tax of Prior Period Tax Liabilities	—	(10,148)	—
Income Tax One-Time Transitional Tax	(687,061)	—	—
Income Tax on Deferred Tax Recalibration	639,698	—	—
Non-GAAP Provision for Income Taxes	$35,300	$52,485	$25,632
Non-GAAP Tax rate %	6.2%	8.9%	8.1%

GAAP Diluted EPS	$0.71	$0.93	$0.69
Acquisition-Related Expenses	0.43	0.52	0.07
Acquisition-Related Transaction Costs	0.02	0.04	0.03
Restructuring-Related Expense	0.15	—	0.16
Amortization of Deferred Financing Costs	—	—	0.02
Income Tax Effect of Above Items	(0.03)	(0.08)	(0.03)
Impact of Adjustments of Prior Period Tax Liabilities	—	0.03	—
Impact of Toll Tax	1.84	—	—
Impact of Deferred Tax Recalibration	(1.71)	—	—
Non-GAAP Diluted EPS (1)	$1.42	$1.45	$0.94
(1) The sum of the individual per share amounts may not equal the total due to rounding.

Analog Devices, First Quarter, Fiscal 2018

Schedule F
Reconciliation of Free Cash Flow to Net Cash Flows Provided by Operating Activities
(Unaudited)
(In thousands)

	Three Months Ended
	1Q 18	4Q 17	1Q 17
	Feb. 3, 2018	Oct. 28, 2017	Jan. 28, 2017
Net cash provided by operating activities	$388,688	$707,352	$322,594
% of Revenue	25.6%	45.9%	32.8%
Capital expenditures	(63,222)	(65,215)	(28,337)
Free cash flow	$325,466	$642,137	$294,257
% of Revenue	21.4%	41.7%	29.9%

CONTACT:
Analog Devices, Inc.
Mr. Michael Lucarelli, 781-461-3282
Senior Manager of Investor Relations
investor.relations@analog.com